Exhibit 16.1

August 23, 2019

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read the statements made by Exagen Inc. pursuant to Item 304(a)(1) of Regulation S-K (copy attached), which we understand will be filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1 of Exagen Inc. dated August 23, 2019. We agree with the statements concerning our Firm contained therein.

Very truly yours,

/s/ PricewaterhouseCoopers LLP

San Diego, California

Attachment

    PricewaterhouseCoopers LLP, 5375 Mira Sorrento Place, Suite 300, San Diego, CA 92121

    T: (858) 677 2400, F: (858) 677 2401, www.pwc.com/us